UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The 2011 Annual Meeting of Stockholders of Carriage Services, Inc. (the “Company”) was held on May 17, 2011. As of the record date for the meeting, we had 18,348,310 shares of Common Stock outstanding, each of which was entitled to one vote. The matters presented for a vote and the related results are as follows:
PROPOSAL 1 — ELECTION OF DIRECTORS
     Proposal 1 was the election of one nominee to serve as Class III director of the Company for a term of three years expiring on the date of the 2014 annual meeting. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld

David J. DeCarlo	9,162,055	42,055
     Pursuant to the foregoing votes, the director nominee was duly elected.
PROPOSAL 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
     Proposal 2 was the approval of the named executive officer compensation. The result of the vote was as follows:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes

8,879,772	284,656	36,682	4,667,018
     Pursuant to the foregoing votes, the named executive officer compensation was approved on an advisory basis.
PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION
     Proposal 3 was the approval of the frequency of holding an advisory vote to approve our named executive officer compensation. The result of the vote was as follows:

				Broker
Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Non-Votes

7,665,001	444,291	1,042,804	7,350	4,711,682
     Based on the Board’s recommendation in the Proxy Statement and the foregoing votes, Carriage Services, Inc. intends to hold an advisory vote to approve our named executive officer compensation every year.
PROPOSAL 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Proposal 4 was the ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011. The result of the vote was as follows:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes

13,377,712	472,496	20,920	—
     Pursuant to the foregoing votes, the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Dated: May 18, 2011	By:	/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer